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                         EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-43821 and No. 333-45873) of Network Solutions, Inc. of our report dated February 5, 1999 appearing on page F-2 of this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

McLean, VA
March 26, 1999